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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               February 12, 1999
                                Date of report


                             CALLAWAY GOLF COMPANY
              (Exact name of Registrant as Specified in Charter)



        California                     1-10962                  95-3797580
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)



                             2285 Rutherford Road
                            Carlsbad, CA 92008-8815
                   (Address of Principal Executive Offices)


                                (760) 931-1771
             (Registrant's telephone number, including area code)
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ITEM 2.  Acquisition or Disposition of Assets.

     Effective as of February 12, 1999, Callaway Golf Company, a California corporation (the "Company"), amended its original Credit Agreement dated as of December 30, 1998, pursuant to an Amended and Restated Credit Agreement (the "Amended Credit Agreement") among the Company, as Borrower, certain of the Company's subsidiaries as additional credit parties, the lenders signatory thereto from time to time (the "Lenders") and General Electric Capital Corporation, a New York corporation, as Agent for the Lenders. The original Credit Agreement provided revolving credit facilities to the Company of up to $75 million (including a $10 million letter of credit subfacility). Under the Amended Credit Agreement, the revolving credit facilities were increased to up to $120 million. The Company's obligations under the Amended Credit Agreement are secured by substantially all of the tangible and intangible assets of the Company and certain of its subsidiaries, including real property and a pledge of certain of the capital stock of the Company's foreign and domestic subsidiaries. The Amended Credit Agreement includes customary conditions, representations, warranties, affirmative and negative covenants (including certain financial covenants) and events of default.

     Also effective as of February 12, 1999, Odyssey Golf, Inc. and Callaway Golf Sales Company, both wholly owned subsidiaries of the Company, Golf Funding Corporation, a newly formed wholly owned subsidiary of Callaway Golf Sales Company, and the Company obtained an $80 million accounts receivable securitization facility (the "Accounts Receivable Facility"). Under the Accounts Receivable Facility, substantially all of Odyssey Golf, Inc.'s domestic accounts receivable were sold to Callaway Golf Sales Company. In turn, Callaway Golf Sales Company has sold, and from time to time will sell, substantially all of its domestic accounts receivable (the "Receivables") to Golf Funding Corporation. The Accounts Receivable Facility provides for the sale from time to time of the Receivables by Golf Funding Corporation to Redwood Receivables Corporation in exchange for a combination of immediately available funds and a deferred purchase price amount. The Accounts Receivable Facility includes a corporate guarantee by the Company of the obligations of Callaway Golf Sales Company thereunder and includes customary conditions, representations, warranties, affirmative and negative covenants (including the same financial covenants set forth in the Amended Credit Agreement with respect to the Company) and termination events.

     The foregoing summary of the Amended Credit Agreement and the Accounts Receivable Facility is qualified in its entirety by reference to the full text of the Amended Credit Agreement and the key documents relating to the Accounts Receivable Facility, copies of which are attached hereto and incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits

     (c)  Exhibits

    10.1 Amended and Restated Credit Agreement dated as of February 10, 1999 among Callaway Golf Company, as Borrower, the other credit parties signatory thereto, as Credit Parties, the Lenders signatory thereto from time

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              to time, as Lenders, and General Electric Capital Corporation, as
              Agent and Lender

    10.2 Receivables Transfer Agreement dated as of February 10, 1999, by and among Callaway Golf Sales Company and Odyssey Golf, Inc.

    10.3 Receivables Transfer Agreement dated as of February 10, 1999, by and among Callaway Golf Company, as Parent Guarantor, Callaway Golf Sales Company, as the CGS Originator and as Servicer, and Golf Funding Corporation

    10.4 Receivables Purchase and Servicing Agreement dated as of February 10, 1999, by and among Golf Funding Corporation, as Seller, Redwood Receivables Corporation, as Purchaser, Callaway Golf Sales Company, as Servicer, and General Electric Capital Corporation, as Operating Agent and Collateral Agent

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  FEBRUARY 25, 1999
                              CALLAWAY GOLF COMPANY

                                By:   /s/ David A. Rane
                                   -------------------------------------------
                                   David A. Rane
                                   Executive Vice President, Administration and
                                   Planning, and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit Number                Description
--------------                -----------

    10.1 Amended and Restated Credit Agreement dated as of February 10, 1999 among Callaway Golf Company, as Borrower, the other credit parties signatory thereto, as Credit Parties, the Lenders signatory thereto from time to time, as Lenders, and General Electric Capital Corporation, as Agent and Lender

    10.2 Receivables Transfer Agreement dated as of February 10, 1999, by and among Callaway Golf Sales Company and Odyssey Golf, Inc.

    10.3 Receivables Transfer Agreement dated as of February 10, 1999, by and among Callaway Golf Company, as Parent Guarantor, Callaway Golf Sales Company, as the CGS Originator and as Servicer, and Golf Funding Corporation

    10.4 Receivables Purchase and Servicing Agreement dated as of February 10, 1999, by and among Golf Funding Corporation, as Seller, Redwood Receivables Corporation, as Purchaser, Callaway Golf Sales Company, as Servicer, and General Electric Capital Corporation, as Operating Agent and Collateral Agent

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